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                                                                    EXHIBIT 10.4

                          [LETTERHEAD OF TRUE NORTH]

                             EMPLOYMENT AGREEMENT
                             --------------------

          EMPLOYMENT AGREEMENT dated as of December 31, 1996 between True North Communications Inc., a Delaware corporation (the "Company"), and J. Brendan Ryan (the "Executive").

          WHEREAS, the Company is a global communications holding company with ownership interests in subsidiaries, affiliates and joint ventures that are engaged in the advertising agency business, the multimedia production business, the business of planning and buying of media time and space and related businesses (the Company and the subsidiaries, affiliates and joint ventures in which it from time to time has equity interests are hereinafter referred to collectively as the "True North Group");

          WHEREAS, the Executive currently serves the Company as Chairman/CEO, Foote, Cone & Belding ("FCB"); and

          WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein. (Unless expressly noted otherwise, all references to the Company shall include FCB.)

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1. Employment. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of full-time employment of the Executive by the Company pursuant to this Agreement (the "Full-Time Employment Period") shall commence on the date hereof and shall end on December 31, 2001; provided that the Full-Time Employment Period may be extended by the Company as of December 31, 2001 and each December 31 thereafter for one additional year upon mutual consent of the Executive and the Company; and further provided that the Full-Time Employment period may be terminated as contemplated in Section 4.
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          2.  Position and Duties.  The Company shall employ the Executive during the Full-Time Employment Period, with the title of Chairman/CEO, Foote, Cone & Belding (or such other title as may be mutually agreed upon by the Executive and the Company) and shall report to the Chairman of the Company. Executive shall be the most senior executive of FCB. The Executive's duties and responsibilities shall be those existing as of the date of this Agreement and any other duties and responsibilities existing subsequent hereto if agreed to in writing by the Executive. During the Full-Time Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities his duties hereunder, shall devote full business time, attention and effort to the affairs of the True North Group and shall use reasonable best efforts to promote the interests of the True North Group. During the Full-Time Employment Period, the Executive shall be a member of both the TNC and FCB Management Boards and the Company agrees to nominate the Executive to the Company's Board of Directors as of each annual election of directors. The Executive's principal place of business during the Full-Time Employment Period shall be in New York City. Notwithstanding the foregoing, the Executive may engage in charitable, civic or community activities provided that they do not interfere with the performance of the Executive's duties hereunder and, with the prior approval of the Board of Directors of the Company (the "Board"), may serve as a director of any business corporation provided that such service does not violate the terms of any of the covenants contained in Section 7.

          3.  Compensation.

          (a) Annual Base Salary. With respect to the Full-Time Employment Period, the Company shall pay to the Executive an annual salary not less than the rate of $600,000, as adjusted herewith, in accordance with the Company's regular payroll practices. The annual base salary shall be reviewed periodically in accordance with guidelines applicable to the Company's senior executives generally, but such review will not be less frequent than an interval of 24 months with a guaranteed minimum salary increase of 10% in the 24-month interval.

          (b) Incentive Compensation. During the Full-Time Employment Period, the Executive shall participate in the VIC, DVIC and VISO components of the Company's Performance Program as defined for the Executive's position, pursuant to the terms of such plans as they may be amended from time to time. If the Performance Program is terminated, amended or modified during the Full-Time Employment Period, a plan providing comparable compensation elements will be instituted in its place on behalf of the Executive. However, regardless of the terms of any incentive compensation program which may be in effect during the Full-Time Employment Period, the Executive is guaranteed that the combination of annual base salary and cash incentive compensation will be no less than $1,000,000 in any calendar year during the Full-Time Employment Period.

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          (c)  Other Benefits.  During the Full-Time Employment Period, the
Executive shall be entitled to participate in the Company's employee benefit plans available to the five most senior executives of the Company, including medical, dental, salary continuance, short-term disability, long-term disability, employee life, group life, travel accident insurance plans, pension, profit sharing, stock purchase and nonqualified deferred compensation and retirement plans and the plans or programs for the allowance for or the reimbursement of automobile expenses, financial planning expenses and club dues and any other plans of general application to employees on the date hereof and such plans and programs adopted hereafter for the benefit of the five most senior executives of the Company (all such benefits being hereinafter referred to as the "Employee Benefits"), in the case of plans or programs in effect on the date hereof on terms no less favorable than their terms on the date hereof, subject to modifications of general application to the five most senior executives or all other employees. The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for the five most senior executives and to receive all other fringe benefits as are from time to time made available to the five most senior executives of the Company.

          (d) Expense Reimbursement. During the Full-Time Employment Period, the Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures. In addition, the Executive shall be reimbursed for legal and other professional expenses incurred in connection with the negotiation and preparation of this Agreement.

          4.  Termination of Full-Time Employment Period; Suspension.
              -------------------------------------------------------

          (a) Qualifying Termination. For purposes of this Agreement, "Qualifying Termination" means (i) termination of the Executive's employment by the Company without Cause, (ii) termination by the Company on account of the Executive having become unable (as set forth below in this paragraph (a)) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six consecutive months (such disability being referred to as "Disability" and such termination being a "Termination for Disability"), (iii) termination on account of the Executive's death or (iv) termination by the Executive due to the occurrence, without the Executive's express written consent, of any of the following events:

          (1) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company at the date of this Agreement (or subsequent hereto if such new position(s), duties, responsibilities or status were agreed to in writing by the Executive), (ii) an adverse change in the Executive's reporting lines, titles or offices with the Company, or (iii) any removal or involuntary termination of the Executive from the Company otherwise than as

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expressly permitted by this Agreement or any failure to re-elect or re-appoint the Executive to any position with the Company held by the Executive at the date of this Agreement (or subsequent hereto if held pursuant to the written agreement of the Executive); (iv) any material diminution in the Executive's duties; or (v) any material change in the corporate organization or structure of business of the Company;

          (2) a reduction by the Company in the Executive's rate of annual base salary in effect at the date of this Agreement, or, if greater, in effect at any time subsequent hereto;

          (3) any requirement of the Company that the Executive (i) be based anywhere other than at the facility where the Executive is located at the date of this Agreement (or subsequent hereto if agreed to by the Executive in writing) or (ii) travel on Company business to an extent substantially more burdensome than the extent of the Executive's travel during the twelve months ending on the date of this Agreement;

          (4) the failure of the Company to (i) continue in effect any employee benefit plan, compensation plan or employee agreement (inclusive of this Agreement) in which the Executive is participating, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan or agreement, (ii) provide the Executive and the Executive's dependents welfare benefits including, without limitation, medical, dental, disability, salary continuance, employee life, group life, and travel accident insurance plans and programs in accordance with the most favorable plans, practices, programs and policies of the True North Group in effect for the Executive at the date of this Agreement or, if more favorable to the Executive, as in effect generally at any time hereafter with respect to the five most senior executives of the True North Group, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the True North Group in effect for the Executive at the date of this Agreement or, if more favorable to the Executive, as in effect generally at any time hereafter with respect to the five most senior executives of the True North Group, (iv) provide an office or offices of a size and with furnishings and other appointments, together with exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive at the date of this Agreement by the True North Group or, if more favorable to the Executive, as provided generally at any time hereafter with respect to the five most senior executives of the True North Group, (v) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the True North Group in effect for the Executive at the date of this Agreement or, if more favorable to the Executive, as in effect generally at any time hereafter with respect to the five most senior executives of the True North

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Group, or (vi) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the True North Group in effect for the Executive at the date of this Agreement or, if more favorable to the Executive, as in effect generally at any time hereafter with respect to the five most senior executives of the True North Group;

          (5) the failure of the Company to obtain an assumption agreement from any successor or permitted assign as contemplated in Section 15; or

          (6)  any material breach of the Agreement by the Company.

          In the case of a proposed Termination for Disability, the Company shall provide the Executive with a notice of termination accompanied by the written opinion of an independent and qualified medical doctor concluding (in reasonable detail and based upon an examination of the Executive) that the Executive has a Disability. The effective date of termination in such case shall be the later of (i) the date that the Executive shall have had such Disability for six consecutive months and (ii) sixty days after the date that such notice is delivered to the Executive.

          For purposes of this Agreement, (i) expiration of this Agreement at the end of its stated term or any mutually consented to extension thereof shall not constitute a Qualifying Termination and (ii) any good faith determination of a Qualifying Termination made by the Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken by the Company in good faith and which is remedied by the Company promptly (the earlier of 60 days or as soon as reasonably practicable) after receipt of written notice thereof given by the Executive shall not constitute a basis for a Qualifying Termination.

          (b) Nonqualifying Termination. For purposes of this Agreement, "Nonqualifying Termination" means a termination of the Executive's employment
(i) by the Company for Cause, or (ii) by the Executive for any reason other than for a Qualifying Termination.

          (c) Definition of Cause. For purposes of this Agreement, "Cause" means (i) material breach by the Executive of the duties and responsibilities of the Executive hereunder as now in effect or as may hereafter be agreed to with the Executive's written consent (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied within 30 days (or sooner, as specified in such written notice, if the Company, in its good faith judgment, determines that the period must be shorter to avoid harm to the

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Company) after receipt of written notice from the Company specifying such breach or (ii) the commission by the Executive of a felony involving moral turpitude.

          (d) Suspension. If the Company shall conclude that the Executive has committed any act or acts which constitute Cause and shall notify the Executive thereof in writing and if the Executive shall deny that he committed such act or acts or that such act or acts constitute Cause and shall notify the Company of such denial in writing within seven days following the Company's written notice to the Executive, the Board may, in its sole and absolute discretion, suspend the Executive with full compensation and benefits during the pendency of any investigation by the Company or arbitration with respect thereto.

          5.   Consequences of Termination of Full-Time Employment Period.

          (a) Qualifying Termination, except for Death or Disability. If the Full-Time Employment Period terminates for a reason set forth in clause (i) or
(iv) of Section 4(a):

               (i) the Executive shall be entitled to receive (1) all compensation described in Sections 3(a) and 3(b) payable with respect to the period through the term of this Agreement as specified in
          Section 1 and any mutually consented to extension thereof or, if longer, the period of twelve months following such termination (hereinafter referred to as the "Severance Period"), in accordance with the Company's regular payroll practices, and (2) reimbursement of proper expenses incurred through the date of such termination;

               (ii) notwithstanding anything to the contrary in the Stock Option Agreement, each stock option granted to the Executive by the Company then held by the Executive shall on the date of such termination be 100% vested, and shall thereafter be exercisable in full by the Executive for up to three years after the date of termination, but in no case beyond a date 10 years following the date of grant of such option. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the Executive's employment as provided in the introduction to this Section 5(a), all current and future stock awards are fully exercisable for the three-year period, or if shorter until a date 10 years following the date of grant of such option;

               (iii) notwithstanding anything to the contrary in the Deferred Variable Incentive Compensation Letter of Agreement, the Executive shall be entitled to receive all vested and unvested amounts, including all credited interest, in the Executive's DVIC account. Such payment shall be made under the terms of the Executive's DVIC Agreement and shall commence at the conclusion of the Severance Period. The Company covenants that the Compensation Committee of the Board shall take such action as necessary so that upon termination of the Executive's employment as provided in the introduction to this Section 5(a), all current and future DVIC awards are fully vested.

               (iv) during the Severance Period and continuing through to the Executive's age 65, the Executive and his dependents shall be entitled to participate in life insurance, medical and dental benefits on terms no less favorable than on the termination date, subject to modifications of general application to the five most senior executives of the Company.

               (v) after expiration of the Severance Period, the Executive shall be entitled to compensation and benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation and assuming 30 years of credited service regardless of actual service determined under the Directors Part-Time Employment Agreement which is attached hereto and the terms of which are incorporated herein.

               (vi) the Executive shall be entitled to participate in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees.

          (b) Qualifying Termination Due to Death or Disability. If the Full-Time Employment Period terminates for a reason set forth in clause (ii) or
(iii) of Section 4(a):

               (i) the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to receive within 30 days after the amount in question is reasonably determinable (1) all salary payable through the date of such termination, (2) unpaid VIC and DVIC and VISO awarded, but not yet granted, for the prior calendar year, (3) VIC and DVIC and VISO for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year, and (4) reimbursement of proper expenses incurred through the date of such termination;

               (ii) notwithstanding anything to the contrary in the Stock Option Agreement, each stock option granted to the Executive by the Company then held by the Executive shall be considered 100% vested, and exercisable in full by the Executive or the Executive's executor, administrator or other legal representative, as the case may be, for up to

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     three years after the date of termination, but in no case beyond a date 10 years following the date of grant of such option. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the Executive's employment as provided in the introduction to this Section 5(b), all current and future stock awards are fully exercisable to such extent for the three-year period, or if shorter until a date 10 years following the date of grant of such option;

         (iii) notwithstanding anything to the contrary in the Deferred Variable Incentive Compensation Letter of Agreement, the Executive or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to receive all vested and unvested amounts, including all credited interest, in the Executive's DVIC account. Such payment shall be made under the terms of the Executive's DVIC Agreement. The Company covenants that the Compensation Committee of the Board shall take such actions as necessary so that upon the termination of the Executive's employment as provided in the introduction to this Section 5(b), all current and future DVIC awards are fully vested.


          (iv) the Executive (if alive) or the Executive's executor, administrator or other legal representative, as the case may be, shall be entitled to the compensation and benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of the final average annual compensation, assuming 30 years of credited service.

          (v) the Executive (or the Executive's qualified dependents, as the case may be), shall be entitled to participate at the Company's expense in all other applicable benefit plans or programs in accordance with the provisions until such time as the Executive is (or would have been) 65 years of age or such later time as provided in such plans.

     (c) Nonqualifying Termination. (i) If the Full-Time Employment Period terminates for a reason set forth in clause (i) Section 4(b):

          (1) the Executive shall be entitled to receive within 30 days after the amount in question is reasonably determinable (1) all salary payable through the date of such termination, (2) unpaid VIC and DVIC and VISO awarded, but not yet granted, for the prior calendar year, and (3) reimbursement of proper expenses incurred through the date of such termination;

               (2) each stock option granted to the Executive by the Company then held by the Executive shall be exercisable pursuant to the terms of such option in accordance with the applicable stock option agreement in effect at the time of such termination.

               (3) the Executive shall be entitled to receive the vested portion of the amounts in the Executive's DVIC account. Such payments will be made in accordance with the terms of the Executive's DVIC Agreement.

               (4) the Executive shall be entitled to participate in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees.

               (ii) If the Full-Time Employment Period terminates for a reason set forth in clause (ii) of Section 4(b), in addition to the entitlements specified in Section 5(c)(i), the Executive shall be entitled to the compensation and benefits payable under the Directors Part-time Employment Agreement, with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of the final average annual compensation, assuming 30 years of credited service.

          (d) After a Change in Control. In the event of a Qualifying Termination as defined in the Company's Asset Protection Plan (which is attached hereto and the terms of which are hereby incorporated except as otherwise provided herein) after a "Change in Control" (as hereinafter defined), the Executive shall be entitled to payments in accordance with the Company's Asset Protection Plan, plus any applicable payments and benefits set forth in this
Section 5, provided that such payments and benefits are not duplicative, if any, of the payments or benefits provided in the Asset Protection Plan. This Agreement supersedes the Asset Protection Plan in the case of any conflicts or inconsistency between such Agreements. Without limiting the foregoing, for purposes hereof, a "Change in Control" shall have the meaning set forth in the Asset Protection Plan except that the proviso thereto (", provided, however, that none of the foregoing shall be considered a Change in Control if it is a result of a direct action initiated by the Company") shall be deleted in its entirety.

          6. Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

          7. Noncompetition; Nonsolicitation; Confidentiality. (a) Covenant Not to Compete. Notwithstanding any provision of the Asset Protection Plan to the contrary, during the Full-Time Employment Period and during the Severance Period, except with the prior written consent of the Board:

          (1) the Executive shall not engage in any activities whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (i) the business conducted at the date hereof by the True North Group, or (ii) any business in which the True North Group is substantially engaged at any time during the Full-Time Employment Period;

          (2) the Executive shall not solicit, directly or indirectly, any existing business relationship of clients of the True North Group existing at the end of the Full-Time Employment Period in which the True North Group is substantially engaged at any time during the Full-Time Employment Period, the Severance Period or the period during which the Executive is receiving all payments when due under the Directors Part-Time Employment Agreement; and

          (3) the Executive shall not induce or attempt to persuade any employee of the True North Group to terminate the employment relationship with any of the True North Group except for the Executive's executive assistant.

          (b) Confidential Information and Trade Secrets. The Executive shall not, at any time during the Full-Time Employment Period or thereafter, make use of any bidding information (or computer programs thereof) of any of the True North Group, nor divulge any trade secrets or other confidential information ("Confidential Information") of any of the True North Group, except to the extent that such Confidential Information is publicly available, is published in a newspaper, magazine or other periodical available to the general public or as the Company may so authorize in writing; and when the Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all records and other documents obtained by him during the course of his employment hereunder (together with all copies thereof constituting Confidential Information) which pertain specifically to any of the businesses covered by the covenants in Section 7(a)(1) or which were paid for by any of the True North Group; provided, however, that the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

          (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of the Executive contained in this Section:

          (1) the covenants covered in Section 7(a)(1) and 7(a)(2) shall apply within all territories in which any of the True North Group is actively engaged in the conduct of business during the Full-Time Employment Period, including, without limitation, the territories in which customers are then being solicited;

     (2) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 7(a) and 7(b), it is expressly agreed that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

     (3) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 7(a) and 7(b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

     (4) the covenants contained in Sections 7(a) and 7(b) shall survive the conclusion of the Executive's employment by the Company.

     8. Nondisparagement; Cooperation. (a) The Executive shall not, at any time during the Full-Time Employment Period or the Severance Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, make any statement, publicly or privately, which would disparage and of the True North Group, any of their respective business or any director or officer of any of them or would have a deleterious effect upon the interests of any of such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of any of the True North Group by the Executive in the course of carrying out his duties pursuant to this Agreement or, to the extent applicable, his duties as a director or officer of any of the True North Group or (ii) private statements made to persons other than clients or competitors of any of the True North Group (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon any of the True North Group; and provided further that nothing contained in this Section 8(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith which is required by law, regulation or order of any court or regulatory commission, department or agency.

     (b) The Company shall not, at any time during the Full-Time Employment Period or the Severance Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, authorize any person to make or allow, nor shall the Company condone the making of, any statement, publicly or privately, which would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of any of the True North Group or (ii) private statements made to persons other than clients or competitors of any of the True North Group (or their representatives) or members of the press or the financial community that do not have a materially adverse effect upon the Executive; and provided further that nothing contained in this Section 8(b) or in any other provision of this Agreement shall preclude any officer, director, employee, agent or other representative of any of the True North Group from making any statement in good faith which is required by any law, regulation or order of any court or regulatory commission, department or agency.

      9. Enforcement. The parties hereto agree that the Company would be damaged irreparably in the event that any provision of Section 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of New York in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

      10. Survival. Sections 7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Full-Time Employment Period.

      11. Arbitration; Certain Costs. Any dispute or controversy between the Company and the Executive, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in New York, New York administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The Company shall reimburse the Executive, upon demand, for all costs and expenses (including without limitation attorneys' fees) reasonably incurred by the Executive in connection with any arbitration initiated pursuant to this section, as well as for all such costs and expenses reasonably incurred by the Executive in connection with entering and/or enforcing the award rendered by the arbitrator. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

      12. Notice. All notice and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to the most recent address then shown on the employment records of the Company, and if to the Company, to True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611-2897, Attention: Secretary, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      14. Entire Agreement. This Agreement, together with the Asset Protection Plan and the Directors Part-Time Employment Agreement, to the extent applicable, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understanding, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

      15. Successors and Assigns. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and permitted assigns. Any successor or permitted assign of the Company shall assume by instrument in form and substance satisfactory to the Executive delivered to the Executive the liabilities of the Company hereunder. This Agreement shall not be assigned by the Company other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the capital stock or assets of the Company.

          16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

          17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          18. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                  TRUE NORTH COMMUNICATIONS INC.


                                  By: /s/ William A. Schreyer
                                      ------------------------------------
                                       William A. Schreyer
                                       Chairman of the Compensation
                                       Committee of the Board of Directors


                                             /s/ J. Brendan Ryan
                                   ---------------------------------------
                                               J. Brendan Ryan






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